Item 5.   Other Events

LIN Television Corporation, a Delaware corporation (the "Company") and affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") known as Ranger Holdings Corp. and Ranger Acquisition Company have entered into an amendment, dated as of October 21, 1997 (the "Merger Agreement"), to their previously announced Agreement and Plan of Merger dated as of August 12, 1997 (the "Amendment"), pursuant to which Ranger Acquisition Company will be merged with and into the Company (the "Merger"). Pursuant to the Amendment, each outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), will be converted into the right to receive $55.00 cash plus an incremental amount as set forth in the amended Merger Agreement. The purchase price per share of Company Common Stock will increase at the rate of 8% per annum (approximately $0.36 per share per month) commencing on February 15, 1998, through the completion of the transaction. A copy of the Amendment is attached hereto as Exhibit
2 and is incorporated herein by reference.

Completion of the Merger remains subject to various conditions, including approval by the Federal Communications Commission of the transfer of the Company's broadcast licenses, approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock, other than those shares (representing approximately 45 percent of the outstanding shares) owned by AT&T Corp., present at the shareholders meeting, and funding of the transaction under debt and equity commitments. The Company may terminate the amended Merger Agreement prior to receipt of shareholder approval and accept a proposal determined by its Board of Directors to be more favorable to the shareholders of the Company than the announced Merger, subject to the payment of a termination fee to Hicks Muse.

A copy of the Company's press release dated October 22, 1997 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statement and Exhibits.

     (c)  Exhibits.

          (2)--Amendment to Merger Agreement, dated as of October 21, 1997, by and among Ranger Holdings Corp., Ranger Acquisition Company and LIN Television Corporation.

          (99.1)--Press Release of LIN Television Corporation, dated October 21, 1997.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               LIN Television Corporation



Dated:  October 22, 1997            By:/s/ Peter Maloney
                                    Name:  Peter E. Maloney
                                    Title: Vice President-Finance

                             EXHIBIT INDEX

Exhibit No.                   Description                               Tab No.


2       Amendment to Merger Agreement, dated as of October 21, 1997,         1
        by and among Ranger Holdings Corp., Ranger Acquisition
        Company and LIN Television Corporation.

99.1    Press Release of LIN Television Corporation, dated October           2
        22, 1997.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                                   FORM 8-K




                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) October 21, 1997





                          LIN Television Corporation
            (Exact name of registrant as specified in its charter)








            Delaware                    0-25206               13-3581627
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                            Identification No.)

Four Richmond Square, Suite 200                                  02906
    Providence, Rhode Island                                   (Zip Code)
(Address of principal executive
            office)



       Registrant's telephone number, including area code (401) 454-2880